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D.F. KING & CO., INC.
77 WATER STREET
NEW YORK, NEW YORK 10005

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                         GETTY PETROLEUM MARKETING INC.
                                       AT
                              $5.00 NET PER SHARE
                                       BY

                                 MIKECON CORP.
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY
                                       OF

                                   OAO LUKOIL

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON FRIDAY, DECEMBER 8, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                November 9, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Mikecon Corp., a Delaware corporation (the "Purchaser"), and Lukoil Americas Corporation, a Delaware corporation and parent of the Purchaser ("Parent"), to act as Information Agent in connection with the Purchaser's offer to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Getty Petroleum Marketing Inc., a Maryland corporation (the "Company"), at a price of $5.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 9, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as each may be amended and supplemented from time to time, together constitute the "Offer") enclosed herewith.

     THE OFFER IS BEING MADE PURSUANT TO AN AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 2, 2000 (THE "MERGER AGREEMENT"), BY AND AMONG OAO LUKOIL, LUKOIL INTERNATIONAL GMBH, PARENT, THE PURCHASER AND THE COMPANY. THE BOARD OF DIRECTORS OF THE COMPANY, BY THE UNANIMOUS VOTE OF THE DIRECTORS, AND AFTER REVIEW OF PARTS OF THE TRANSACTION BY A SPECIAL COMMITTEE COMPRISED OF THE INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS, HAS (I) DETERMINED THAT EACH OF THE MERGER AGREEMENT, THE OFFER AND THE MERGER ARE FAIR AND IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS; (II) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER; (III) DECLARED THE MERGER AGREEMENT ADVISABLE; AND (IV) RECOMMENDED THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER, TENDER THEIR SHARES OF COMMON STOCK PURSUANT TO THE OFFER AND APPROVE THE MERGER.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY, WHICH REPRESENT AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ON A FULLY DILUTED BASIS, AND
(II) ALL APPLICABLE WAITING PERIODS UNDER THE HART-SCOTT-RODINO ANTI-TRUST
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IMPROVEMENTS ACT OF 1976, AS AMENDED, HAVING EXPIRED OR BEEN TERMINATED. THE
OFFER IS ALSO CONDITIONED UPON THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE.

     Pursuant to the Merger Agreement, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). Following consummation of the Merger, the Surviving Corporation will be a wholly owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock held by the Purchaser and shares of Common Stock held by holders who perfect their appraisal rights in accordance with the Maryland General Corporation Law, will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive $5.00 in cash per share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold shares of Common Stock registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee, or who hold shares of Common Stock registered in their own names, we are enclosing the following documents:

          1. The Offer to Purchase dated November 9, 2000.

          2. The Letter of Transmittal to be used by holders of shares of Common Stock in accepting the Offer and tendering shares of Common Stock. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender shares of Common Stock.

          3. A letter to the stockholders of the Company from Leo Liebowitz, Chairman of the Board and Chief Executive Officer of the Company, and the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission.

          4. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such shares of Common Stock (the "Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed by the Expiration Date.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withheld.

          7. A return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and will pay for all shares of Common Stock validly tendered prior to the Expiration Date and not properly withdrawn promptly after the latest to occur of (i) the Expiration Date and (ii) the satisfaction or waiver of the conditions to the Offer set forth in Section 13 -- "Conditions of the Offer" of the Offer to Purchase. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, shares validly tendered and not properly withdrawn as, if and when the Purchaser gives oral or written notice to the Depositary of its acceptance for payment of such shares of Common Stock pursuant to the Offer. In all cases, payment for shares of Common Stock tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates or a timely confirmation of a book-entry transfer of such shares of Common Stock into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase) pursuant to the procedures set forth in Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duty executed, with any required signature guarantees or, in the case of

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a book-entry transfer, an Agent's Message (as defined in "Section
3 -- "Procedures for Tendering Shares)" of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal. Under no circumstances will interest on the purchase price for shares of Common Stock be paid by the Purchaser, regardless of any delay in making such payment.

     The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent as set forth in Section 15 -- "Fees and Expenses" of the Offer to Purchase) in connection with the solicitation of tenders of shares of Common Stock pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     The Purchaser will pay any stock transfer taxes with respect to the transfer and sale to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Depositary and the Information Agent.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WELL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 8, 2000, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents, should be sent to the Depositary, and Certificates should be delivered or such shares of Common Stock should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of shares of Common Stock wish to tender shares, but it is impracticable for them to forward their Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the undersigned at the address and telephone numbers set forth on the back cover of the Offer to Purchase.

                                      Very truly yours,

                                      D.F. KING & CO., INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE PURCHASER, PARENT, THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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